UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 1, 2015

Commission File Number:  0-23153

Track Group, Inc.
(Exact name of small business issuer as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)
87-0543981
(IRS Employer Identification No.)

405 S. Main, Suite 700, Salt Lake City, Utah 84111
(Address of principal executive offices)

(801) 451-6141
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2015, Track Group, Inc. (the "Company") executed an agreement with the Virginia Department of Corrections (the "Department") to provide electronic monitoring services across the full range of sentences under the Department's oversight (the "Agreement"). A copy of the Agreement, which is effective on September 21, 2015, is attached to this Current Report on Form 8-K as Exhibit 10.1.

Under the terms of the Agreement, the Company will provide solutions based on GPS and biometric voice verification technology designed to monitor over 16,000 offenders and defendants. The term of the Agreement is six years, with a minimum two-year period, and is valued at approximately $11.3 million.

Item 8.01 Other Events.

On October 6, 2015, the Company issued a press release announcing that the Department had selected the Company as its electronic monitoring partner. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Track Group, Inc.

Date:   October 6, 2015
By:	/s/ Gordon Jesperson

Name: Gordon Jesperson
Title: General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Virginia DOC Agreement
EX-99.1	Virginia DOC Press Release